Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132933 on Form S-8 of our report dated June 27, 2006, appearing in this Annual Report on Form 11-K of Duke Energy Retirement Savings Plan for the year ended December 31, 2005.

Charlotte, North Carolina

/s/ DELOITTE & TOUCHE LLP

June 29, 2006